EXHIBIT 5

[KMK Letterhead]

February 19, 2003

MARK A. WEISS
DIRECT DIAL:   (513) 579-6599
FACSIMILE:   (513)  579-6457
E-MAIL:   MWEISS@KMKLAW.COM

Infinity Property and Casualty Corporation
2204 Lakeshore Drive
Birmingham, Alabama 35209

Dear Sir or Madam:

        We have acted as counsel to Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to $10,000,000 of Deferred Compensation Obligations of the Company pursuant to the Infinity Property and Casualty Corporation Deferred Compensation Plan (the “Plan”)

        In connection with this opinion, we have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement, (ii) the Articles of Incorporation and Code of Regulations of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, issuance of Deferred Compensation Obligations pursuant to the Plan and the filing of the Registration Statement.

        Based upon and subject to the foregoing, we are of the opinion that:

    (1)        The Deferred Compensation Obligations under the Plan will, when arising under the Plan in accordance with its terms, constitute valid and binding obligations of the Company;

    (2)        the Company is a duly organized and validly existing corporation under the laws of the State of Ohio; and

    (3)        the Company has taken all necessary and required corporate actions in connection with the Plan.

        We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Deferred Compensation Obligations and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, KEATING, MUETHING & KLEKAMP, P.L.L. By:_________________________________ Mark A. Weiss